UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2012

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27865	13-2640971
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22900 Shaw Road, Suite 111, Sterling, Virginia	20166
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 571-287-2380

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On September 17, 2012 IceWEB, Inc.'s Board of Directors appointed Dr. Mark Stavish to the Company’s Board of Directors.

Biographical information for Mr. Stavish follows:

Dr. Mark Stavish currently serves as President and General Manager of Evergreen Partners, a consulting and venture capital entity. He is also an adjunct professor of clinical management and leadership at George Washington University. Prior to creating Evergreen Partners, Dr. Stavish served as an Executive Vice President of Human Resources of America Online (AOL) from February 1995 to December 2002. He was previously the director of Human Resources at Pepsi Beverages Company. Dr. Stavish also currently serves as a Director of DigitalSports Inc., Lowers & Associates Inc., Copyboy Publications Inc., HumanR Inc., INOVA Loudoun Healthcare Inc., Crossways International Inc., Every Orphan's Hope, Loudoun Community Health Center and the Virginia High School League Foundation. He serves as Trustee of INOVA Health Systems Inc. He also previously served as the Chairman of the Loudoun County Chamber of Commerce. Dr. Stavish holds an Ed. D. in Human Resources Development and Organizational Learning from The George Washington University and a B.S. in Psychology from Iowa State University.

On September 18, 2012 IceWEB, Inc. issued a press release announcing the appointment of Mr. Stavish to its Board of Directors. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press release dated September 18, 2012 regarding appointment of Mr. Mark Stavish to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC

Date: September 18, 2012	By:	/s/ Robert M. Howe III
Robert M. Howe III, Chief Executive Officer